EXHIBIT 99.1

FIRST AMENDMENT
TO THE
EXCHANGE AGREEMENT

THIS FIRST AMENDMENT TO THE EXCHANGE AGREEMENT (this “Amendment”) is made as of the 12th day of December, 2008, by and among FONIX CORPORATION, a Delaware corporation (“Fonix”), FONIX GS ACQUISITION CORPORATION, a Delaware corporation and wholly owned subsidiary of Fonix (“Buyer”), SOUTHRIDGE LLC, a Connecticut, limited liability company (the “Funds”), G-SOFT LIMITED, a Hong Kong corporation (“G-Soft”), and those certain persons who are the capital stock holders of G-Soft whose names are listed on Exhibits A to the Exchange Agreement (as defined below) (the “Sellers”). Fonix, Buyer, the Funds and the Sellers are referred to collectively herein as the “Parties”.  Except as otherwise provided in this Amendment, all capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Exchange Agreement.

RECITALS

WHEREAS, the Parties executed that certain Exchange Agreement dated June 27, 2008 (the “Exchange Agreement”) pursuant to which the Sellers agreed to sell, and Buyers and the Funds agreed to purchase, one hundred percent (100%) of the issued and outstanding shares of G-Soft; and

WHEREAS, the Parties desire to amend the Exchange Agreement as provided herein.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.         Section 2.2.  Section 2.2 (Purchase Price) of the Exchange Agreement is hereby amended in its entirety to read as follows:

“2.2      Purchase Price.  Fonix and the Funds agree to issue and deliver to the Sellers at the Closing, in exchange for the transfer to Buyer of 80% of the G-Soft Shares and to the Funds of 20% of the G-Soft Shares, consideration (collectively the “Purchase Price”) as follows:

(i)         Series L.  The Funds shall deliver to Adam L. Goldberg, Trustee for the Sellers who are holders of G-Soft common stock in the percentage amounts set forth on Exhibit A, a total of One Hundred Eighty (180) shares of Fonix’s Series L Preferred Stock, par value $0.0001 per share (“Series L Preferred Stock”), with each such share of Series L Preferred Stock having a stated value $10,000 per share.

(ii)         Series P.  Fonix shall issue and deliver to Adam L. Goldberg, Trustee for the Sellers who are the holders of G-Soft Preferred Stock in the percentage amounts set forth on Exhibit A, a total of One Hundred Twenty (120) shares of Fonix’s newly authorized Series P Preferred Stock, par value $0.0001 per share (“Series P Preferred Stock”), with each such share of Series P Preferred Stock having a stated value $10,000 per share.  The Series P Preferred Stock shall have the preferences, rights and obligations as set forth on the Certificate of Designations attached hereto as Exhibit B and which are similar in all material respects to the preferences, rights and obligations of the Series L Preferred Stock.  The Series L Preferred Stock and the Series P Preferred Stock may be referred to collectively herein as the “Fonix Securities.”

(iii)        Earn-Out Payments.  Subject to the remainder of this Section 2.2(iii), Sellers will be entitled to annual payments of Fifty Percent (50%) of the prior year’s Net Income (each an “Earn-Out Payment” or collectively the “Earn-Out Payments”) of Shanghai Gaozhi Software Systems Limited (the “Company”) for each of the Company’s fiscal years ending 2009, 2010, 2011 and 2012 (the “Earn-Out Period”); provided however, the aggregate Earn-Out Amount shall not exceed Three Million Eight Hundred Thousand Dollars ($3,800,000) (the “Earn-Out Cap”).  For the avoidance of doubt, this Section 2.2(iii) shall lapse, the Earn-Out Payments shall be deemed fully paid and no additional Earn-Out Payment can be earned or become payable upon the earlier to occur of: (1) payment of the Earn-Out Cap or (2) the end of the Earn-Out Period, irrespective of whether the Earn-Out Payments equal the Earn-Out Cap.

1)         Earn-Out Calculation.

a)         Within ninety (90) days after the completion of any fiscal year of the Company ending during the Earn-Out Period, Buyer will cause the Company to prepare and deliver to the Sellers’ Representative audited financial statements, including a statement setting forth a calculation of the Company’s Net Income (each a “Net Income Statement”), for each of such fiscal years, provided that if the Earn-Out Amount is paid in full and the Earn-Out Cap has been achieved in any such fiscal year, the obligations of Buyer set forth in this Section 2.2(iii)(1)(a) shall terminate and have no further force or effect.

b)         Each Net Income Statement shall be prepared by an independent accountant (the “Independent Accountant”) appointed by Buyer, in Buyer’s sole and absolute discretion, and shall include a calculation of the Earn-Out Amount. The determination by the Independent Accountant of Net Income will be final, binding and conclusive upon Buyer and Sellers.  Net Income for purposes of this Section 2.2(iii) shall be defined as the net income of the Company as determined by the Independent Accountant using United States generally accepted accounting principles.

2)         Payment of Earn-Out Amount.  Unless otherwise provided in this Section 2.2, the Earn-Out Payments shall be paid to Sellers in the form of Series P Preferred Stock issued and delivered to Adam L. Goldberg, Trustee for the Sellers, pro rata in the percentage amounts set forth on Exhibit A, within one hundred (100) days after the end of each fiscal year during the Ear-Out Period unless the Earn-Out Cap has been achieved.

(iv)        Management of Fonix Securities.  All of the Fonix Securities exchanged pursuant to this Agreement, including the Series P Preferred Stock issued in accordance with this Section 2.2, shall be managed and traded by Adam L. Goldberg.”

2.         Section 6.1.  Section 6.1 of the Exchange Agreement shall be amended to include a new sub-section (n) as follows:

“(n)       Additional Closing Conditions.  The following additional conditions shall have occurred: (i) Closing must occur within thirty (30) days after the date set forth on the First Amendment to this Agreement, (ii) Fonix shall receive within three (3) business days written assurance (including citations to the applicable legal authority) of G-Soft Inc.’s (the “WOFE”) Chinese counsel that at the closing (y) Buyer (via the WOFE) will have control of Shanghai Gaozhi Software System Limited (the “Company”) and (z) the Chinese government (or applicable subdivisions thereof) has approved in all respects the transfer of the shares of the Company to the WOFE, and (iii) within three (3) business days after the WOFE's counsel provides the assurances set forth in Section 6.1(n)(ii), Buyer’s Chinese counsel concurs with the conclusions of the WOFE's Chinese counsel.”

3.         Section 8.2(a)(ii)(H).  Section 8.2 of the Exchange Agreement shall be amended to include anew sub-section 8.2(a)(ii)(H) as follows:

“(H)  any claim of any kind against Buyer, Fonix or the Funds after Closing by or from any of the owners, immediately prior to the date of this Agreement, of  Shanghai Gaozhi Software System Limited, namely Shanghai Gaozhi Technology Development Limited and Liu Zhi Ming (or any holder, actual or claimed, of any capital stock of Shanghai Gaozhi Software System Limited) (collectively, the “GS Shareholders”) related to that certain Equity Interest Purchase Agreement by and between the GS Shareholders and G-Soft, Inc. (a.k.a. WOFE).”

4.         Exchange Agreement Affirmed.  Except as specifically set forth herein, the Exchange Agreement is hereby affirmed and deemed to continue in full force and effect.

5.         Incorporation by Reference.  The terms of the Exchange Agreement are hereby incorporated herein by this reference.

6.         Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

[SIGNATURES TO FOLLOW]

IN WITNESS WHEREOF, the parties have executed this First Amendment to the Exchange Agreement as of the date first written above.

G-Soft: G-SOFT LIMITED, a Hong Kong corporation By: Haim Shafrir Title: President and Chairman	Buyer: G-SOFT ACQUISITION CORPORATION, a Delaware corporation By: Roger Dudley Title: President
Funds: SOUTHRIDGE, LLC, a Connecticut limited liability company By: Steven Hicks Title: Chairman	Fonix: FONIX CORPORATION, a Delaware corporation By: Roger Dudley Title: President
The Shareholder Representative: HAIM SHAFRIR Haim Shafrir	Sellers: Michael Widgerhaus Jiang Hongwei Tafnit Communications, Ltd. By: Haim Shafrir Its: President and Chairman Rafael Mandelman

SIGNATURE PAGE
TO THE
FIRST AMENDMENT TO THE
EXCHANGE AGREEMENT